Exhibit 1.1
Identity and Background of BSCI’s Directors and Officers
To the knowledge of the Reporting Persons, the following represents the names, present principal occupations or employment, and the names, principal businesses and addresses of the employers, of BSCI’s directors and officers.
BSCI’s Directors

	Present Principal		Principal Business
Name	Occupation or Employment	Name of Employer	of Employer	Address of Employer
James E. Cayne	Chairman of the Board and Chief Executive Officer	The Bear Stearns Companies Inc.	Securities broker-dealer	383 Madison Avenue, 28th Floor, New York, New York 10179

Henry S. Bienen	President	Northwestern University	Educational institution	633 Clark Street, Evanston, IL 60208

Carl D. Glickman	Private Investor	—	—	—

Michael Goldstein	Director	The Bear Stearns Companies Inc.	Securities broker-dealer	383 Madison Avenue, 28th Floor, New York, New York 10179

Alan C. Greenberg	Chairman of the Executive Committee	The Bear Stearns Companies Inc.	Securities broker-dealer	383 Madison Avenue, 28th Floor, New York, New York 10179

Donald J. Harrington	President	St. John’s University	Educational institution	8000 Utopia Parkway, Queens, New York 11439

Frank T. Nickell	President and Chief Executive Officer	Kelso & Company	Private equity investing	320 Park Avenue, New York, NY 10022

Paul A. Novelly	Chairman of the Board and Chief Executive Officer	Apex Oil Company, Inc.	Petroleum distribution	8235 Forsyth Boulevard, Suite 400, Clayton, Missouri 63105

Frederic V. Salerno	Director	The Bear Stearns Companies Inc.	Securities broker-dealer	383 Madison Avenue, 28th Floor, New York, New York 10179

Alan D. Schwartz	President and Co-Chief Operating Officer	The Bear Stearns Companies Inc.	Securities broker-dealer	383 Madison Avenue, 28th Floor, New York, New York 10179

Warren J. Spector	President, Co-Chief Operating Officer and Director	The Bear Stearns Companies Inc.	Securities broker-dealer	383 Madison Avenue, 28th Floor, New York, New York 10179

Vincent Tese	Chairman	Wireless Cable International Inc.	Cable and other subscription programming	5 Mountain Blvd., Warren NJ 07059-5650

Wesley S. Williams Jr.	President and Chief Operating Officer, Co-Chairman and Co-Chief Executive Officer	Lockhart Cos. Inc.	Real estate, insurance, finance and related businesses	44 Estate Thomas, St. Thomas 00802

BSCI’s Officers

	Present Principal		Principal Business
Name	Occupation or Employment	Name of Employer	of Employer	Address of Employer
James E. Cayne	Chairman of the Board and Chief Executive Officer of and member of the Executive Committee	The Bear Stearns Companies Inc.	Securities broker-dealer	383 Madison Avenue, 28th Floor, New York, New York 10179

Jeffrey M. Farber	Controller of the Company	The Bear Stearns Companies Inc.	Securities broker-dealer	383 Madison Avenue, 28th Floor, New York, New York 10179

Alan C. Greenberg	Chairman of the Executive Committee	The Bear Stearns Companies Inc.	Securities broker-dealer	383 Madison Avenue, 28th Floor, New York, New York 10179

Michael Minikes	Treasurer	The Bear Stearns Companies Inc.	Securities broker-dealer	383 Madison Avenue, 28th Floor, New York, New York 10179

Samuel L. Molinaro Jr.	Executive Vice President and Chief Financial Officer of the and member of the Executive Committee	The Bear Stearns Companies Inc.	Securities broker-dealer	383 Madison Avenue, 28th Floor, New York, New York 10179

Alan D. Schwartz	President and Co-Chief Operating Officer and member of the Executive Committee	The Bear Stearns Companies Inc.	Securities broker-dealer	383 Madison Avenue, 28th Floor, New York, New York 10179

Michael S. Solender	General Counsel	The Bear Stearns Companies Inc.	Securities broker-dealer	383 Madison Avenue, 28th Floor, New York, New York 10179

Warren J. Spector	President and Co-Chief	The Bear Stearns	Securities broker-dealer	383 Madison Avenue,
	Operating Officer and member of the Executive Committee	Companies Inc.		28th Floor, New York, New York 10179
Notes:
The business address of each director and officer listed above is 383 Madison Avenue, 28th Floor, New York, New York 10179.
Each director and officer listed above is a U.S. citizen.